Exhibit No. 32.2
Vibe Records, Inc. Nevada
File No. 0-51107
Form 10-Q
Quarter ended March 31, 2010

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Vibe Records, Inc. Nevada (the “Company”) on Form 10-Q for the period ending March 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Timothy Olphie, Chief Executive and Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 14, 2010	By:	/s/ Timothy Olphie
Timothy Olphie
Chief Executive Officer
and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to HPC Acquisitions, Inc. and will be retained by HPC Acquisitions, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.